Exhibit 10.29.1
Corning Tower      The Governor Nelson A. Rockefeller Empire State Plaza      Albany, New York 12237

Richard F. Daines, M.D.	Wendy E. Saunders
Commissioner	Executive Deputy Commissioner
January 30, 2009
Mr. Robert Wychulis
CEO
Amerigroup
360 West 31st Street
New York, NY 10001
Dear Mr. Wychulis:
This is to advise you revised Medicaid and Family Health Plus premium rates for the period October 1, 2008 through March 31, 2009 have been loaded to the Medicaid claims payment system. Retroactive adjustments should begin to appear in checks dated February 2, 2009 and released February 18, 2009. CSC capitation rate sheets reflecting the revised rates for your plan are enclosed.
The revised premiums implement the following, all effective October 1st:
•	Legislative agreement to reduce Medicaid expenditures

•	Changes to the Medicaid Quality Incentive awards

•	Carve-out of the pharmacy benefit from the FHP program.
Please contact me at 518-474-5050 or psoulisl@health.state.ny.us should you have any questions.

Sincerely,

Paul Souliske
Principal Health Care Management
Systems Analyst
Bureau of Managed Care Financing
Division of Managed Care
Enclosures

c.:	Patricia Kutel
Susan Barth
Peter Haytaian
Margaret Roomsburg
Debra Gorden

Medicaid Managed Care Rate Report
Plan Name:	Amerigroup	Prov ID#:	01617894

County Code:	60	County Name:	Manhattan

Locator Code	004	Region Name:	NYC

Start Date:	10/01/08	Rate Type:	04

DOH HMO #:	09- 003	Approved by DOB:	Yes
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Medicaid Managed Care Rate Report

Plan Name:	Amerigroup	Prov ID#:	01617894

County Code:	37	County Name:	Putnam

Locator Code	005	Region Name:	Northern Met

Start Date:	10/01/08	Rate Type:	04

DOH HMO #:	09- 003	Approved by DOB:	Yes
****REDACTED****

Family Health Plus Rate Report

Plan Name:	Amerigroup

Prov ID#:	01617894	County Name:	NYC

County Code:	60	Region Name:	NYC

Locator Code:	004

Start Date:	10/01/08
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